TRANSFER AGENCY AND SERVICE AGREEMENT

THIS TRANSFER AGENCY AND SERVICE AGREEMENT (this “Agreement”) is made as of the 6th day of  March, 2020, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111(“State Street” or the “Transfer Agent”), and T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC., a Maryland corporation having its principal office and place of business at 100 East Pratt Street, Baltimore, Maryland 21202 (the “Corporation”).

WHEREAS, the Corporation is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Corporation intends to initially offer Shares in one or more series, each as named in the attached Schedule A, which may be amended or supplemented by the parties from time to time in writing executed by the parties (such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 12 of this Agreement, being herein referred to as a “Fund,” and collectively as the “Funds”);

WHEREAS, each Fund will issue and redeem Shares only in aggregations of Shares known as “Creation Units” as described in the currently effective prospectus and statement of additional information of the Corporation (collectively, the “Prospectus”);

WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with the distributor of the Corporation, currently T. Rowe Price Investment Services, Inc. (the “Distributor”), are eligible to place orders for Creation Units with the Distributor;

WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares;

WHEREAS, Corporation desires to appoint Transfer Agent to act as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and Transfer Agent has the capability of providing such services and desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, agree as follows:

1. TERMS OF APPOINTMENT

1.1 Subject to the terms and conditions set forth in this Agreement, the Corporation and each Fund hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Creation Units and dividend disbursing agent of the Corporation and each Fund, in accordance with the policies and procedures agreed to by the Transfer Agent and the Corporation.

1.2 Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Corporation and each Fund, as applicable, and the Transfer Agent, the Transfer Agent shall:

(i) establish each Authorized Participant’s account in the applicable Fund on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;

(ii) receive and process orders for the purchase of Creation Units from the Distributor or the Corporation, and promptly deliver payment and appropriate documentation thereof to the custodian of the applicable Fund as identified by the Corporation (the “Custodian”);

(iii) generate or cause to be generated and transmitted confirmation of receipt of such purchase and redemption orders to the Authorized Participants and, if applicable, transmit appropriate trade instruction to the National Securities Clearance Corporation (“NSCC”) and/or DTC;

(iv) receive and process redemption requests and redemption directions from the Distributor or the Corporation and deliver the appropriate documentation thereof to the Custodian;

(v) with respect to items (i) through (iv) above, the Transfer Agent may execute transactions directly with Authorized Participants;

(vi) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies, if any, to the redeeming Authorized Participant as instructed by the Distributor or the Corporation;

(vii) prepare and transmit by means of DTC’s book-entry system payments for any dividends and distributions declared by the Corporation on behalf of the applicable Fund;

(viii) record the issuance of Shares of the applicable Fund and maintain a record of the total number of Shares of each Fund which are issued and outstanding; and provide the Corporation or its agent on a regular basis with the total number of Shares of each Fund which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Corporation and each Fund; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;

(ix) maintain and manage, as agent for the Corporation and each Fund, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of a Fund’s dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;

(x) process any request from an Authorized Participant to change its account registration; and

(xi) except as otherwise instructed by the Corporation, the Transfer Agent shall process all transactions in each Fund in accordance with the procedures mutually agreed upon by the Corporation and the Transfer Agent with respect to the proper net asset value to be applied to purchase orders received in good order by the Transfer Agent or by the Corporation or any other person or firm on behalf of such Fund or from an Authorized Participant before cut-offs established by the Corporation. The Transfer Agent shall report to the Corporation any known exceptions to the foregoing.

 1.3 Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i) The Transfer Agent shall perform such other services for the Corporation that are mutually agreed to by the parties from time to time, for which the Corporation will pay such fees and reimburse such reasonable out-of-pocket expenses as may be mutually agreed upon The provision of such services shall be subject to the terms and conditions of this Agreement.

(ii) DTC and NSCC. The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC on behalf of Authorized Participants; and (b) issue instructions to a Fund’s banks for the settlement of transactions between the Fund and

DTC or NSCC (acting on behalf of the applicable Authorized Participant).

1.4 Authorized Persons. The Corporation and each Fund, hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Distributor, as provided or agreed to by the Corporation in writing and as may be amended from time to time (each, an “Authorized Person”), in receiving instructions to issue or redeem Creation Units. The Corporation and each Fund, agrees and covenants for itself and each such Authorized Person that any order or sale of or transaction in Creation Units received by it after the order cut-off time as set forth in the Prospectus or such earlier time as designated by such Fund (the “Order Cut-Off Time”), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the applicable Fund’s then-effective Prospectus, and the Corporation or such Authorized Person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5 Anti-Money Laundering and Client Screening. With respect to the Corporation’s or any Fund’s offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Corporation or its delegate shall, to the extent applicable, and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Creation Units and shall obtain and retain due diligence records for each investor and transferee; (ii) use its commercially reasonable efforts to ensure that each investor’s and any transferee’s funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Corporation shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6 State Transaction (“Blue Sky”) Reporting. If applicable, the Corporation shall be solely responsible for its “blue sky” compliance and state registration requirements

1.7 Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Corporation, a Fund, any Creation

Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Corporation to notify the Transfer Agent of the obligations imposed on the Corporation, a Fund, the Creation Units, the Shares, or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

1.8 The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

2. FEES AND EXPENSES

2.1 Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive the fees and expenses set forth in a written fee schedule agreed to by the parties.

3.  REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Corporation that:

3.1 It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.

3.2 It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Corporation in the event of any material change in its status as a registered transfer agent.

3.3 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.4 It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

3.5 All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.

3.6 It is in compliance with all laws applicable to it in the performance of services under this Agreement.

3.7 It has and will continue to maintain access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE FUNDS

The Corporation and each Fund represents and warrants to the Transfer Agent that:

4.1  The Corporation is a corporation duly organized, existing and in good standing under the laws of the state of its formation.

4.2  The Corporation is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

4.3  All requisite proceedings have been taken to authorize the Corporation to enter into, perform and receive services pursuant to this Agreement.

4.4  The Corporation is, or will be prior to the commencement of the Corporation’s public offering, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

4.5  A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), will become effective prior to the commencement of the Corporation’s public offering and will remain effective, and any appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Corporation being offered for sale.

4.6 Where information provided by the Corporation or a Corporation’s investors includes information about an identifiable individual (“Personal Information”), the Corporation represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Corporation acknowledges that the Transfer Agent may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Corporation, including the United States and that information relating to the Corporation, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts. The Transfer Agent shall be kept indemnified by and be without liability to the Corporation for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5. DATA ACCESS AND PROPRIETARY INFORMATION

5.1 The Corporation acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Corporation by the Transfer Agent as part of the Corporation’s ability to access certain Corporation-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed Authorized Participant information or the confidential information of the Corporation. The Corporation and each Fund agree to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Corporation agrees for itself and its officers and directors and their agents, to:

(i) use such programs and databases solely on the Corporation’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Corporation and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;

(ii) refrain from copying or duplicating in any way the Proprietary Information;

(iii) refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(iv) refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Corporation’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

(v) allow the Corporation or such agents to have access only to those authorized transactions agreed upon by the Corporation and the Transfer Agent;

(vi) honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2  Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

5.3 If the Corporation notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Corporation agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.4 If the transactions available to the Corporation include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of an instruction made by the Corporation or any of its officers, employees, agents or subcontractors who have been designated by the Corporation as Authorized Persons without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

 5.5 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

5.6 Notwithstanding Section 5.1, the Corporation is granted a non-exclusive, non-transferable and perpetual right to use reports generated in connection with the Corporation’s receipt of transfer agency services hereunder; provided, however, that (i) such use is limited to the Corporation’s internal business purposes and (ii) such reports may not be re-distributed by the Corporation except in the ordinary course of its business to Authorized Participants and internal organizations for informational purposes.

6. RESERVED

7. STANDARD OF CARE / LIMITATION OF LIABILITY

 7.1 The Transfer Agent shall act in good faith and without negligence and shall be held to the exercise of reasonable care (the “Standard of Care”) at all times in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its failure to act in accordance with the Standard of Care or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.

7.2 In any event, except as otherwise agreed in writing, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Corporation or the Funds including, but not limited to, any liability relating to qualification of the Corporation or a Fund as a regulated investment company or any liability relating to the Corporation’s or a Fund’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2020 shall be the date of this Agreement through December 31, 2020, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2021 and terminating on December 31, 2021 shall be the date of this Agreement through December 31, 2020, calculated on an annualized basis. In no event shall the Transfer Agent or the Corporation be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

8. INDEMNIFICATION

 8.1 The Transfer Agent shall not be responsible for, and the Corporation and each Fund shall indemnify and hold the Transfer Agent harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, reasonable expenses and liability arising out of or attributable to:

(i) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in accordance with the Standard of Care;

(ii) the Corporation’s breach of any representation, warranty or covenant of the Corporation hereunder;

(iii) the Corporation’s lack of good faith, gross negligence or willful misconduct;

(iv) reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, electronic data entry, electronic instructions or other similar means authorized by the Corporation, and which have been prepared, maintained or performed by the Corporation or any other person or firm on behalf of the Corporation, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Corporation or its officers or the Corporation’s agents or subcontractors or their officers or employees, in each case who have been designated by the Corporation as Authorized Persons; (c) any instructions or opinions of legal counsel to the Corporation or any Fund with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v) the offer or sale of Creation Units by the Corporation in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;

(vi) the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Corporation’s demand deposit accounts maintained by the Transfer Agent;

(vii) all actions relating to the transmission of Corporation, Creation Unit or Authorized Participant data through the NSCC clearing systems, if applicable; and

(viii) any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder, but excluding income, excise, franchise or other similar taxes ordinarily imposed on the Transfer Agent’s income, property or business generally.

8.2 At any time the Transfer Agent may apply to any officer of the Corporation for instructions, and may consult with legal counsel (which may be Corporation counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation and the applicable Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Corporation or the applicable Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Corporation and the Funds, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

9. ADDITIONAL COVENANTS OF THE CORPORATION AND THE TRANSFER AGENT

9.1 Delivery of Documents. The Corporation shall promptly furnish to the Transfer Agent the following:

(i) A copy of the resolution of the Board of Directors of the Corporation (the “Board”) certified by the Corporation’s Secretary authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii) A copy of the Articles of Incorporation and By-Laws of the Corporation and all amendments thereto.

9.2 Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.3 Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Corporation and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Corporation on and in accordance with its request. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. In the event that the Transfer Agent is requested or authorized by the Corporation, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Corporation by state or federal regulatory agencies, to produce the records of the Corporation or the Transfer Agent’s personnel as witnesses or deponents, the Corporation agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.

10. CONFIDENTIALITY AND USE OF DATA

10.1 All information provided under this Agreement by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”), whether in written, electronic or oral form, including, without limitation, information regarding the Disclosing Party’s business, operations or finances (“Confidential Information”) shall be treated as confidential. For the avoidance of doubt, all portfolio holdings and trading information of the Corporation shall constitute Confidential Information of the Corporation. The Receiving Party shall keep confidential and protect from unauthorized disclosure or misuse the Disclosing Party’s Confidential Information with the same degree of care as it would employ with respect to its own information of like importance which it does not desire to have published or disseminated, but in no event less than a reasonable degree of care. Subject to 10.2 below, all Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10.2 below), including financial and operational management and reporting, risk management, and legal and regulatory compliance. The Receiving Party shall not use any Confidential Information of the Disclosing Party for the Receiving Party’s own purposes, including marketing, customer research, or market analytics, whether or not on an anonymized or aggregate basis. The Transfer Agent shall not use any Confidential Information of the Corporation for any investment or trading purpose and shall maintain policies, procedures and other measures, including a code of ethics or similar policy, consistent with industry best practices, to ensure compliance with all applicable securities laws by it and any other entity or individual with access to portfolio holdings or trading information. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

1.2 In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 10.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Corporation or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Corporation and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and internal client service management purposes of the Transfer Agent and its affiliates.

1.3 Except as expressly contemplated by this Agreement, nothing in Section 10.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to Section 10.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

11. EFFECTIVE PERIOD AND TERMINATION

11.1 TERM. This Agreement shall remain in full force and effect for an initial term ending June 30, 2023. After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Corporation or a Fund.

11.2  TERMINATION. Either party may terminate this Agreement as to a Corporation or a Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 45 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. The Corporation may also terminate this Agreement as to the Corporation or a Fund in the event of a Change of Control of the Transfer Agent. For purposes hereof, “Change of Control” means the occurrence of a transaction or a series of transactions by which a person: (i) acquires the direct or indirect ownership of a majority of the Transfer Agent’s outstanding capital stock (or other form of equity interests) including by merger or otherwise; (ii) obtains the voting power to elect a majority of the directors of the Transfer Agent’s board of directors (or other similar governing body); or (iii) acquires or exclusively licenses directly or indirectly all or substantially all of a Transfer Agent’s assets that are the subject matter of this Agreement, for example, the sale of any of Transfer Agent’s ETF administration businesses.

11.3 PAYMENTS OWING TO THE TRANSFER AGENT. Upon termination of this Agreement pursuant to Section 11.1 or 11.2 with respect to the Corporation or any Fund, the Corporation shall pay to the Transfer Agent any compensation then due and shall reimburse the Transfer Agent for its other fees, expenses and charges. In the event of the Corporation's termination of this Agreement with respect to the Corporation or a Fund for any reason other than as set forth in Section 11.1 or 11.2 or (b) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Corporation or Fund (or its respective successor), the Corporation shall pay to the Transfer Agent any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Transfer Agent with respect to the Corporation or Fund) and shall reimburse the Transfer Agent for its other fees, expenses and charges.

11.4 EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 11.3 in the event of any transaction consisting of (a) the liquidation or dissolution of the Corporation or a Fund and distribution of the Corporation’s or Fund’s assets as a result of the Board’s determination in its reasonable business judgment that such liquidation or dissolution is in the best interests of the Corporation or Fund, (b) a merger of a Corporation or Fund into, or the consolidation of a Corporation or Fund with, another organization or series, or (c) the sale by a Corporation or Fund of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Transfer Agent is retained to continue providing services to the Corporation or Fund (or its respective successor) on substantially the same terms as this Agreement.

11.5 EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund.

12. ADDITIONAL FUNDS

In the event that the Corporation establishes one or more series of Shares in addition to the Funds listed on the attached Schedule A, with respect to which the Corporation desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

13. ASSIGNMENT

13.1 Except as provided in Section 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Corporation and the Funds, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Corporation and the Funds. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Corporation. Other than as provided in Section 14.1, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

14. RESERVED

15. MISCELLANEOUS

15.1 Amendment. This Agreement may be amended by a written agreement executed by both parties.

15.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to any conflicts of law rules thereof.

15.3 Force Majeure. The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused by circumstances beyond its control, including without limitation, power or other mechanical or technological failures or interruptions, work stoppages, natural disaster, acts of war, revolution, riot or terrorism or other similar force majeure events or acts.

15.4 Data Protection. The Transfer Agent will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the Confidential Information of the Corporation, including the personal information of the Corporation’s shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

15.6 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

15.7 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.8 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.9 Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

15.10 Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

15.12 Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

15.13 Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a) If to Transfer Agent, to:

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

State Street Bank and Trust

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

(b) If to the Corporation, to:

c/o T. ROWE PRICE ASSOCIATES, INC.

100 East Pratt Street

Baltimore, MD 21202

Attention: David Oestreicher, Chief Legal Officer

with a copy to: T. Rowe Price Exchange-Traded Funds, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attention: Darrell Braman, Secretary

15.14 Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Corporation on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Corporation’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

15.16 Reports. Upon reasonable request of the Corporation, the Transfer Agent shall provide the Corporation with a copy of the Transfer Agent’s (i) Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 18), and any successor reports thereto. The Transfer Agent shall use commercially reasonable efforts to provide the Corporation with such reports as the Corporation may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

15.17 Delegation. The Transfer Agent shall retain the right to employ agents, subcontractors, consultants and other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Corporation. The Transfer Agent shall be responsible for the acts and omissions of any such Delegate so employed as if the Transfer Agent had committed such acts and omissions itself. The Transfer Agent shall be responsible for the compensation of its Delegates.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY /s/Andrew Erickson
By:
	Name:	Andrew Erickson
	Title:	Executive Vice President

T.ROWE PRICE EXCHANGE-TRADED FUNDS, INC /s/Darrell Braman
By:
	Name:	Darrell Braman
	Title:	Secretary

Schedule A

LIST OF FUNDS

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Growth Stock ETF

April 28, 2021

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD100

North Quincy MA 02171

Re: T. Rowe Price US Equity Research ETF (the “Fund”)

Ladies and Gentlemen:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds Inc. (“Corporation”), and State Street Bank and Trust Company (“State Street”), the Corporation hereby notifies State Street that the Corporation desires to have State Street render services as Transfer Agent for the additional Fund identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Fund.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Fund.

     Sincerely,

T. Rowe price Exchange-Traded Funds, inc.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/Nancy M. Stokes

Name: Nancy M. Stokes

Title: Senior Vice President, Duly Authorized

Effective Date: April 28, 2021

Exhibit A

Schedule A

LIST OF FUNDS

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Growth Stock ETFs

T. Rowe Price US Equity Research ETF

2

July 15, 2021

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD100

North Quincy MA 02171

Re: T. ROWE PRICE QM U.S. BOND ETF, T. ROWE PRICE TOTAL RETURN ETF, T. ROWE PRICE ULTRA SHORT-TERM BOND ETF (the “Funds”)

Ladies and Gentlemen:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds (“Corporation”), and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby notifies State Street that the Corporation desires to have State Street render services act as Transfer Agent for the additional Funds identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Funds.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Fund.

     Sincerely,

T. Rowe price Exchange-Traded Funds, INC.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/Nancy M. Stokes

Name: Nancy M. Stokes

Title: Senior Vice President, Duly Authorized

Effective Date: September 28, 2021

[Appendix A]

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Growth Stock ETFs

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price US Equity Research ETF

2

July 4, 2022

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD100

North Quincy MA 02171

Re: T. ROWE PRICE FLOATING RATE ETF, T. ROWE PRICE U.S. HIGH YIELD ETF (the “Funds”)

Ladies and Gentlemen:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds (“Corporation”), and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby notifies State Street that the Corporation desires to have State Street render services act as Transfer Agent for the additional Funds identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Funds.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Fund.

     Sincerely,

T. Rowe price Exchange-Traded Funds, INC.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/Corey Groves

Name: Corey Groves

Title: Managing Director, Duly Authorized

Effective Date: July 14, 2022

[Appendix A]

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price Growth Stock ETFs

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price US Equity Research ETF

T. Rowe Price U.S. High Yield ETF

2

January 30, 2023

State Street Bank and Trust

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD100

North Quincy MA 02171

Re: T. Rowe Price Core Equity ETF, T. Rowe Price Growth ETF, T. Rowe Price International Equity ETF, T. Rowe Price Small-Mid Cap ETF, and T. Rowe Price Value ETF (the “Funds”)

To Whom It May Concern:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds, Inc. (“Corporation”), and State Street Bank and Trust Company (“State Street”), the Corporation hereby notifies State Street that it desires to have State Street render services act as Transfer Agent for the additional Funds identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Funds.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Corporation.

     Sincerely,

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

on behalf of:

T. Rowe Price Core Equity ETF, T. Rowe Price Growth ETF, T. Rowe Price International Equity ETF, T. Rowe Price Small-Mid Cap ETF, and T. Rowe Price Value ETF

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:  /s/Corey Groves

Name:  Corey Groves

Title:    Managing Director, Duly Authorized

Effective Date: February 7, 2023

[Appendix A]

T. Rowe Price Exchange-Traded Funds, Inc.

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Core Equity ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price Growth ETF

T. Rowe Price Growth Stock ETF

T. Rowe Price International ETF

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Small-Mid Cap ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price US Equity Research ETF

T. Rowe Price U.S. High Yield ETF

T. Rowe Price Value ETF

2

April 12, 2023

State Street Bank and Trust Company

One Iron Street

Boston, MA 02210

Attention: Michael Hug, Vice President

Re: T. Rowe Price Exchange-Traded Funds, Inc. – T. Rowe Price Capital Appreciation Equity ETF (formerly, T. Rowe Price Core Equity ETF)

To Whom It May Concern:

Reference is hereby made that certain Master Custodian Agreement dated March 6, 2020 (the “Custody Agreement”), by and between State Street Bank and Trust Company (“State Street”) and each T. Rowe Price management investment company and series set forth on Appendix A thereto that certain Transfer Agency Services Agreement dated March 6, 2020 (the “TA Agreement”), by and between State Street and T. Rowe Price Exchange-Traded Funds, Inc. (the “Corporation”), and that certain Sub-Administration Agreement dated March 6, 2020 (the “Sub-Administration Agreement”), by and between State Street and T. Rowe Price Associates, Inc. (the “Advisor”) (the Custody Agreement, the TA Agreement, and the Sub-Administration Agreement collectively, the “Agreements”). Whereas pursuant to certain letter agreements among the parties to the Agreements, T. Rowe Price Core Equity ETF (the “ETF”), a series of the Corporation, was added to the Custody Agreement as a “Portfolio” (as defined therein), to the TA Agreement as a “Fund” (as defined therein), and to the Sub-Administration Agreement as a “Fund” (as defined therein). The Corporation and the Adviser hereby provide notice to State Street that an article of amendment has been filed and the ETF has undergone the following name change:

Original Name: T. Rowe Price Core Equity ETF

New Name: T. Rowe Price Capital Appreciation Equity ETF

 Please indicate your acknowledgement of the foregoing by executing this letter agreement and returning a copy to the Corporation and the Adviser.

     Sincerely,

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

T. ROWE PRICE ASSOCIATES, INC.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Acknowledged and Agreed:

STATE STREET BANK AND TRUST COMPANY

By:  /s/Corey Groves

Name:  Corey Groves

Title:    Managing Director, Duly Authorized

Date:   April 18, 2023

2

April 3, 2024

State Street Bank and Trust

One Congress Street

Boston, MA 02114

Attention: Corey Groves

Re: T. Rowe Price Intermediate Municipal Income ETF (the “Fund”)

To Whom It May Concern:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds, Inc. (“Corporation”), and State Street Bank and Trust Company (“State Street”), the Corporation hereby notifies State Street that it desires to have State Street render services act as Transfer Agent for the additional Fund identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Funds.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Corporation.

     Sincerely,

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:  /s/Corey Groves

Name:  Corey Groves

Title:    Managing Director, Duly Authorized

Effective Date: April 12, 2024

[Appendix A]

T. Rowe Price Exchange-Traded Funds, Inc.

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Capital Appreciation Equity ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price Growth ETF

T. Rowe Price Growth Stock ETF

T. Rowe Price Intermediate Municipal Income ETF

T. Rowe Price International Equity ETF

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Small-Mid Cap ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price US Equity Research ETF

T. Rowe Price U.S. High Yield ETF

T. Rowe Price Value ETF

2

July 18, 2024

State Street Bank and Trust

One Congress Street

Boston, MA 02114

Attention: Corey Groves

Re: T. Rowe Price Technology ETF (the “Fund”)

To Whom It May Concern:

In accordance with Section 12, the Additional Funds provision, of the Transfer Agency Services Agreement dated as of March 6, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and between T. Rowe Price Exchange-Traded Funds, Inc. (“Corporation”), and State Street Bank and Trust Company (“State Street”), the Corporation hereby notifies State Street that it desires to have State Street render services act as Transfer Agent for the additional Fund identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Corporation hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to the additional Funds.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Corporation.

     Sincerely,

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

On behalf of:

T. ROWE PRICE TECHNOLOGY ETF

By:  /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title:  Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:  /s/Corey Groves

Name:  Corey Groves

Title:  Managing Director, Duly Authorized

Effective Date: July 18, 2024

[Appendix A]

T. Rowe Price Exchange-Traded Funds, Inc.

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Capital Appreciation Equity ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price Growth ETF

T. Rowe Price Growth Stock ETF

T. Rowe Price Intermediate Municipal Income ETF

T. Rowe Price International Equity ETF

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Small-Mid Cap ETF

T. Rowe Price Technology ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price US Equity Research ETF

T. Rowe Price U.S. High Yield ETF

T. Rowe Price Value ETF

2